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WHITESTONE REIT

SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED DECEMBER 31, 2014

HASE

99 RANCH MARKET

WHITESTONE™ REIT

Creating Communities in Our Properties™

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of December 31, 2014, we owned
63 Community Centered Properties TM with approximately 5.5 million square feet of gross leasable
63 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
5.5 Million Sq. Ft. of gross	Dallas-Fort Worth, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were
leasable area	founded in 1998.
1,347 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Houston	deliver needed services to the surrounding community. We focus on properties with smaller rental
Dallas-Fort Worth	spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding*:
Common Shares: 22.8 Million	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.4 Million	feet) and, as of December 31, 2014, provided a 54% premium rental rate compared to our larger space tenants. The largest of our 1,347 tenants comprised less than 2.2% of our annualized base rental revenues for the three months ended December 31, 2014.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR inc.
Annualized: $ 1.1400	Suzy Taylor, Director of Investor Relations			Brad Cohen
Dividend Yield: 7.3%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of February 26, 2015	Maxim Group	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	Craig Kucera
of $15.72 as of close of market on	212.895.3641	540.277.3366
February 25, 2015.	mdiana@maximgrp.com	ckucera@wundernet.com

Press Release

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2014

Houston, Texas, February 26, 2015 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, repositions, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the fourth quarter and full year 2014.

Operating and Financial Highlights

•	Acquisitions totaled $94 million for the quarter and $132 million for the full year.

•	Dispositions totaled $10 million in the fourth quarter.

•	Annual Property Net Operating Income increased 25%.

•	Occupancy improved to 86.8% during the fourth quarter, up from 85.8% in the third quarter.

•	Rental Rates (GAAP Basis) on New and Renewal Leases increased 13.5% and 6.7%, respectively, in 2014.

•	Annual Funds From Operations Core increased 35%, and 9% on a Per Share Basis.

•	Fourth Quarter Funds From Operations Core increased 22%, and 14.3% on a Per Share Basis.

“Our strong 2014 fiscal year and fourth quarter results reflect the successful execution of our forward-thinking operating model,” stated James C. Mastandrea, Whitestone’s Chairman and Chief Executive Officer. Mastandrea added, “In 2014 we continued to acquire properties in high-growth, geographically aggregated markets, strategically invest in our communities to strengthen our tenants’ connections with customers, optimize tenant mix and increase occupancy rates.” Mastandrea concluded, “Our balanced capital structure, diversified cash flows, and flexible model position Whitestone for continued robust organic and acquisitive growth in 2015.”

Financial Results

The Company reported net income attributable to common shareholders of $2.9 million or $0.12 per diluted share (hereinafter “per share”) for the fourth quarter of 2014, as compared with $1.3 million or $.06 per share for the same period in 2013. For the full year 2014, the Company reported net income attributable to common shareholders of $7.6 million or $0.32 per share, as compared with $3.8 million or $0.20 per share for the full year 2013. Included in net income for 2014 were gains on sale of properties of $0.08 per share.

For the fourth quarter, Funds From Operations (“FFO”) was $5.2 million or $0.22 per share compared with $4.9 million or $0.22 per share in the same period of 2013. FFO Core for the fourth quarter was $7.5 million or $0.32 per share versus the same quarter last year when FFO Core was $6.2 million or $0.28 per share. The 14.3% increase in FFO Core per share over the prior year was primarily due to the Company's increased net operating income from acquisitions and existing properties.

For the full year, FFO was $21.9 million or $0.93 per share compared to $17.3 million or $0.91 per share in 2013. FFO Core for 2014 was $28.2 million or $1.20 per share compared to $20.8 million or $1.10 per share in 2013. The 9% growth in FFO Core per share over the prior year was primarily due to the Company's increased net operating income from acquisitions and existing properties.

Operating Results

The Company's total occupancy was 86.8% as of the end of the fourth quarter of 2014, up from 85.8% in the prior quarter.

During the fourth quarter of 2014, the leasing team signed 75 leases totaling 183,184 square feet in new, expansion, and renewal leases. The average lease size was 2,442 square feet. For the fourth quarter of 2014, total lease value added was $12.0 million, up 12% from total lease value added in the fourth quarter of 2013. For the twelve months ended December 31, 2014, total lease value added was $53.4 million, up 21% when compared with full year 2013.

Acquisition/ Disposition Activity

During the fourth quarter of 2014, Whitestone completed the acquisitions of four Community Centered PropertiesTM and two strategic hard corners, as well as the disposition of three non-core properties. For the full year, Whitestone completed $132.2 million in acquisitions, adding six new Community Centered PropertiesTM with 630,684 square feet to its portfolio and bringing its total portfolio to 5.5 million square feet.

Acquisitions

•
On November 5, 2014, Whitestone acquired The Promenade at Fulton Ranch in Chandler, Arizona, for $18.6 million. The 98,792 square foot property was 76% leased at the time of purchase and generates $1.3 million in annual net operating income.

•
Also on November 5, 2014, Whitestone acquired Fulton Ranch Towne Center in Chandler, Arizona, for $29.3 million. The 113,281 square foot property was 86% leased at the time of purchase and generates $2.4 million in annual net operating income.

•
On December 24, 2014, Whitestone acquired Williams Trace Plaza in Sugar Land, Texas, for $ 20.4 million. The 129,222 square foot center was 95% leased at the time of purchase and generates $1.6 million in annual net operating income.

•
Also on December 24, 2014, Whitestone acquired The Shops at Williams Trace, which is adjacent to Williams Trace Plaza for $20.2 million. The 132,991 square foot property was 87% leased at the time of purchase and generates $1.4 million in annual net operating income.

•
On December 24, 2014, Whitestone announced the strategic purchase of two hard corners of existing owned properties in the Phoenix, Arizona market for $5.6 million. Purchase of these strategic corner locations enhances the value of currently owned properties: Village Square at Dana Park and Fulton Ranch Towne Center.

Dispositions

•
On December 31, 2014, Whitestone announced the sale of three non-core suburban office properties in the Clear Lake area of the Houston, Texas market for $10.3 million. The disposition of the three legacy properties, Zeta, Royal Crest and Featherwood, resulted in a GAAP gain of $4.4 million. The Company recognized $1.9 million of the gain in 2014 and deferred the balance of $2.5 million to future years.

Community Centered PropertiesTM Portfolio Statistics

As of December 31, 2014, Whitestone owned 63 Community Centered PropertiesTM. The 63 properties include 38 in Texas, 24 in Arizona and one in Illinois, totaling 5.5 million square feet of gross leasable area, including six development land parcels. The properties are located in five of the top markets in the United States in terms of population growth: Houston, Dallas/Fort Worth, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of December 31, 2014, provided a 54% premium rental rate compared to Whitestone's larger space tenants while also significantly diversifying cash flows. As of December 31, 2014, the Company serviced 1,347 tenants throughout its portfolio. Whitestone's largest tenant only accounts for 2.2% of the Company's annualized base rental revenues as of December 31, 2014.

Balance Sheet

Undepreciated real estate assets increased 25% to $673.7 million as of December 31, 2014 as compared to the prior year end.

Real estate debt as a percentage of total market capitalization was 53% at December 31, 2014 as compared with 46% at December 31, 2013.

Whitestone had 43 properties unencumbered by mortgage debt as of December 31, 2014, with an undepreciated cost basis of $425.9 million. As of December 31, 2014, $224.0 million, or approximately 57%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the fourth quarter of 2014 was 3.0%.

During the fourth quarter, Whitestone entered into the following secured debt financings:

•
On November 26, 2014, the Company, operating through its subsidiary, Whitestone Headquarters Village, LLC, entered into a $19.0 million promissory note, with a fixed interest rate of 4.15% and a maturity date of December 1, 2024.

•	On December 24, 2014, as part of an acquisition, the Company assumed a $2.6 million promissory note, with a fixed interest rate of 5.46% and a maturity date of October 1, 2023.

During the fourth quarter, Whitestone also entered into the following unsecured debt financing:

•
On November 7, 2014, the Company, through Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”) amended and restated its existing unsecured credit facility (as amended and restated, the “2014 Facility”), expanding the size of the existing facility from $175 million to $500 million, extending the maturity, and improving the overall pricing by approximately 35 to 55 basis points, depending on the overall leverage level. The 2014 Facility consists of $100 million in term loans and $400 million in revolving loans.

Dividend

On February 26, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and Operating Partnership unit for the second quarter of 2015, to be paid in three equal installments of $0.095 in April, May and June 2015. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

The expected record and payment dates for the second quarter 2015 dividend are as follows:

Month	Record Date	Payment Date
April	4/2/2015	4/9/2015
May	5/5/2015	5/12/2015
June	6/2/2015	6/9/2015

FFO Guidance

The Company's full year FFO Core guidance is in the range of $1.25 to $1.30 per share. Please refer to Page 31 of the supplemental data package for the full list of guidance information.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com

Conference Call Information

Whitestone will host a webcast and conference call for investors and other interested parties on Friday, February 27, 2015 at 11:00 A.M. (Eastern Standard Time). The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab.

The call is also accessible via telephone by dialing 1-888-298-3457 for domestic participants or 1-719-457-2634 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through March 13, 2015, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 1179618. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the fourth quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at 1-713-435-2219.

About Whitestone REIT
Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust (“REIT”) that owns, manages, operates, leases and repositions and redevelops Value-Add Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,347 tenants only accounts for 2.2% of its annualized base rental revenues as of December 31, 2014. Founded in 1998, the Company is internally managed with a portfolio of 63 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.
FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, (“NAREIT”), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.
FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.
NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.
Contact Whitestone REIT:

Suzy Taylor, Director of Investor Relations
(713) 435-2219 staylor@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2014	December 31, 2013
ASSETS
Real estate assets, at cost
Property	$673,655	$537,872
Accumulated depreciation	(71,587)	(63,112)
Total real estate assets	602,068	474,760
Cash and cash equivalents	4,236	6,491
Marketable securities	973	877
Escrows and acquisition deposits	4,092	2,094
Accrued rents and accounts receivable, net of allowance for doubtful accounts	11,834	9,768
Unamortized lease commissions and loan costs	8,879	6,143
Prepaid expenses and other assets	2,215	2,085
Other assets - discontinued operations	—	5,756
Total assets	$634,297	$507,974

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$394,093	$261,372
Accounts payable and accrued expenses	15,882	12,500
Tenants' security deposits	4,372	3,472
Dividends and distributions payable	6,627	6,418
Other liabilities - discontinued operations	—	3,297
Total liabilities	420,974	287,059
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 22,835,695 and 21,943,700 issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	23	22
Additional paid-in capital	304,078	291,571
Accumulated deficit	(93,938)	(75,721)
Accumulated other comprehensive loss	(91)	(54)
Total Whitestone REIT shareholders' equity	210,072	215,818
Noncontrolling interest in subsidiary	3,251	5,097
Total equity	213,323	220,915
Total liabilities and equity	$634,297	$507,974

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2014	2013	2012
Property revenues
Rental revenues	$56,293	$47,297	$34,598
Other revenues	16,089	13,195	10,396
Total property revenues	72,382	60,492	44,994

Property expenses
Property operation and maintenance	15,405	14,079	10,627
Real estate taxes	9,747	8,599	6,215
Total property expenses	25,152	22,678	16,842

Other expenses (income)
General and administrative	15,274	10,912	7,616
Depreciation and amortization	15,725	13,100	9,889
Executive relocation expense	—	—	2,177
Interest expense	10,579	9,975	8,553
Interest, dividend and other investment income	(90)	(136)	(290)
Total other expense	41,488	33,851	27,945

Income from continuing operations before loss on sale or disposal of assets and income taxes	5,742	3,963	207

Provision for income taxes	(282)	(293)	(275)
Loss on sale or disposal of assets	(111)	(49)	(97)
Income (loss) from continuing operations	5,349	3,621	(165)

Income from discontinued operations	510	298	218
Gain on sale of property from discontinued operations	1,887	—	—
Income from discontinued operations	2,397	298	218

Net income	7,746	3,919	53

Less: Net income attributable to noncontrolling interests	160	125	3

Net income attributable to Whitestone REIT	$7,586	$3,794	$50

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2014	2013	2012
Basic Earnings Per Share:
Income (loss) from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.23	$0.19	$(0.01)
Income from discontinued operations attributable to Whitestone REIT	0.10	0.02	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.33	$0.21	$0.00
Diluted Earnings Per Share:
Income (loss) from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.22	$0.19	$(0.01)
Income from discontinued operations attributable to Whitestone REIT	0.10	0.01	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.32	$0.20	$0.00

Weighted average number of common shares outstanding:
Basic	22,278	18,027	13,496
Diluted	22,793	18,273	13,613

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$7,746	$3,919	$53

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(136)	173	1
Unrealized gain on available-for-sale marketable securities	96	180	920

Comprehensive income	7,706	4,272	974

Less: Comprehensive income attributable to noncontrolling interests	160	136	57

Comprehensive income attributable to Whitestone REIT	$7,546	$4,136	$917

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)
Property revenues
Rental revenues	$14,829	$13,064	$56,293	$47,297
Other revenues	4,376	3,717	16,089	13,195
Total property revenues	19,205	16,781	72,382	60,492

Property expenses
Property operation and maintenance	3,868	3,991	15,405	14,079
Real estate taxes	2,675	2,243	9,747	8,599
Total property expenses	6,543	6,234	25,152	22,678

Other expenses (income)
General and administrative	4,523	3,230	15,274	10,912
Depreciation and amortization	4,138	3,567	15,725	13,100
Interest expense	3,054	2,442	10,579	9,975
Interest, dividend and other investment income	(19)	(22)	(90)	(136)
Total other expense	11,696	9,217	41,488	33,851

Income from continuing operations before loss on sale or disposal of assets and income taxes	966	1,330	5,742	3,963

Provision for income taxes	(74)	(75)	(282)	(293)
Loss on sale or disposal of assets	(2)	(1)	(111)	(49)
Income from continuing operations	890	1,254	5,349	3,621

Income from discontinued operations	136	41	510	298
Gain on sale of property from discontinued operations	1,887	—	1,887	—
Income from discontinued operations	2,023	41	2,397	298

Net income	2,913	1,295	7,746	3,919

Less: Net income attributable to noncontrolling interests	51	34	160	125

Net income attributable to Whitestone REIT	$2,862	$1,261	$7,586	$3,794

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.04	$0.06	$0.23	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.08	0.00	0.10	0.02
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.12	$0.06	$0.33	$0.21
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.03	$0.06	$0.22	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.09	0.00	0.10	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.12	$0.06	$0.32	$0.20

Weighted average number of common shares outstanding:
Basic	22,564	21,323	22,278	18,027
Diluted	23,209	21,588	22,793	18,273

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$2,913	$1,295	$7,746	$3,919

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(184)	11	(136)	173
Unrealized gain on available-for-sale marketable securities	47	4	96	180

Comprehensive income	2,776	1,310	7,706	4,272

Less: Comprehensive income attributable to noncontrolling interests	49	33	160	136

Comprehensive income attributable to Whitestone REIT	$2,727	$1,277	$7,546	$4,136

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Net income (loss) from continuing operations	$5,349	$3,621	$(165)
Net income from discontinued operations	2,397	298	218
Net income	7,746	3,919	53
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,725	13,100	9,889
Amortization of deferred loan costs	899	1,046	1,426
Amortization of notes payable discount	304	463	317
Gain on sale of marketable securities	—	(41)	(110)
Loss on sale or disposal of assets and properties	111	49	97
Bad debt expense	1,602	1,638	986
Share-based compensation	4,631	2,284	725
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,998)	4,920	(1,103)
Accrued rent and accounts receivable	(3,668)	(3,589)	(2,906)
Related party receivable	—	652	(652)
Unamortized lease commissions	(1,526)	(1,170)	(943)
Prepaid expenses and other assets	605	938	(506)
Accounts payable and accrued expenses	2,257	(1,242)	2,754
Tenants' security deposits	900	561	798
Net cash provided by operating activities	25,191	23,230	10,607
Net cash provided by operating activities of discontinued operations	450	654	611
Cash flows from investing activities:
Acquisitions of real estate	(129,439)	(119,102)	(98,350)
Additions to real estate	(9,330)	(6,138)	(10,664)
Investments in marketable securities	—	—	(750)
Proceeds from sales of marketable securities	—	747	5,508
Net cash used in investing activities	(138,769)	(124,493)	(104,256)
Net cash provided by (used in) investing activities of discontinued operations	7,311	(153)	(151)
Cash flows from financing activities:
Distributions paid to common shareholders	(25,539)	(20,294)	(15,324)
Distributions paid to OP unit holders	(550)	(691)	(1,004)
Proceeds from issuance of common shares, net of offering costs	6,458	63,887	58,679
Payments of exchange offer costs	(136)	(40)	(479)
Proceeds from notes payable	47,300	105,710	—
Proceeds from revolving credit facility, net	85,300	65,800	58,000
Repayments of notes payable	(3,306)	(110,829)	(4,112)
Payments of loan origination costs	(3,036)	(2,796)	(1,688)
Repurchase of common shares	(24)	—	—
Net cash provided by financing activities	106,467	100,747	94,072
Net cash used in financing activities of discontinued operations	(2,905)	(38)	(34)
Net increase (decrease) in cash and cash equivalents	(2,255)	(53)	849
Cash and cash equivalents at beginning of period	6,491	6,544	5,695
Cash and cash equivalents at end of period	$4,236	$6,491	$6,544

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2014	2013	2012
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,562	$9,179	$7,137
Cash paid for taxes	$238	$237	$326
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$6,092	$278	$—
Financed insurance premiums	$888	$883	$856
Value of shares issued under dividend reinvestment plan	$94	$99	$90
Value of common shares exchanged for OP units	$1,484	$1,236	$7,272
Acquired interest rate swap	$—	$—	$1,901
Debt discount on acquired note payable	$—	$—	$(1,329)
Change in fair value of available-for-sale securities	$96	$180	$920
Change in fair value of cash flow hedge	$(136)	$173	$1
Debt assumed with acquisitions of real estate	$2,586	$11,100	$9,166
Interest supplement assumed with acquisition of real estate	$—	$932	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013	2012
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$2,862	$1,261	$7,586	$3,794	$50
Depreciation and amortization of real estate assets (1)	4,203	3,623	15,950	13,339	10,108
(Gain) loss on disposal of assets (1)	(1,885)	8	(1,776)	56	112
Net income attributable to noncontrolling interests (1)	51	34	160	125	3
FFO	5,231	4,926	21,920	17,314	10,273

Non cash share-based compensation expense	1,644	783	4,736	2,284	725
Acquisition costs	668	398	1,341	1,010	698
Rent support agreement payments received	—	97	156	188	—
Executive relocation expense	—	—	—	—	2,177
Legal settlement	—	—	—	—	(131)
FFO Core	$7,543	$6,204	$28,153	$20,796	$13,742

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$5,231	$4,926	$21,920	$17,314	$10,273
Distributions paid on unvested restricted common shares	(74)	(18)	(201)	(50)	(22)
FFO excluding amounts attributable to unvested restricted common shares	5,157	4,908	21,719	17,264	10,251
FFO Core excluding amounts attributable to unvested restricted common shares	$7,469	$6,186	$27,952	$20,746	$13,720

Denominator:
Weighted average number of total common shares - basic	22,564	21,323	22,278	18,027	13,496
Weighted average number of total noncontrolling OP units - basic	400	569	471	596	848
Weighted average number of total commons shares and noncontrolling OP units - basic	22,964	21,892	22,749	18,623	14,344

Effect of dilutive securities:
Unvested restricted shares	645	265	515	246	117
Weighted average number of total common shares and noncontrolling OP units - dilutive	23,609	22,157	23,264	18,869	14,461

FFO per common share and OP unit - basic	$0.22	$0.22	$0.95	$0.93	$0.71
FFO per common share and OP unit - diluted	$0.22	$0.22	$0.93	$0.91	$0.71

FFO Core per common share and OP unit - basic	$0.33	$0.28	$1.23	$1.11	$0.96
FFO Core per common share and OP unit - diluted	$0.32	$0.28	$1.20	$1.10	$0.95

(1)	Includes amounts from discontinued operations.
Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013	2012
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$2,862	$1,261	$7,586	$3,794	$50
General and administrative expenses	4,523	3,230	15,274	10,912	7,616
Depreciation and amortization	4,138	3,567	15,725	13,100	9,889
Executive relocation expense	—	—	—	—	2,177
Interest expense	3,054	2,442	10,579	9,975	8,553
Interest, dividend and other investment income	(19)	(22)	(90)	(136)	(290)
Provision for income taxes	74	75	282	293	275
Loss on disposal of assets	2	1	111	49	97
Income from discontinued operations	(136)	(41)	(510)	(298)	(218)
Gain on sale of property from discontinued operations	(1,887)	—	(1,887)	—	—
Net income attributable to noncontrolling interests	51	34	160	125	3
NOI	$12,662	$10,547	$47,230	$37,814	$28,152

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$2,862	$1,261	$7,586	$3,794	$50
Depreciation and amortization (1)	4,225	3,646	16,039	13,429	10,229
Executive relocation expense	—	—	—	—	2,177
Interest expense (1)	3,054	2,486	10,637	10,150	8,732
Provision for income taxes (1)	77	78	292	305	286
(Gain) loss on disposal of assets (1)	(1,885)	8	(1,776)	56	112
Net income attributable to noncontrolling interests	51	34	160	125	3
EBITDA (2)	$8,384	$7,513	$32,938	$27,859	$21,589

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2014	2014	2014	2014
Net income attributable to Whitestone REIT	$2,862	$1,103	$1,253	$2,372
Depreciation and amortization (1)	4,225	3,998	3,908	3,908
Interest expense (1)	3,054	2,762	2,449	2,372
Provision for income taxes (1)	77	74	57	84
(Gain) loss on disposal of assets (1)	(1,885)	—	24	85
Net income attributable to noncontrolling interests	51	18	27	60
EBITDA (2)	$8,384	$7,955	$7,718	$8,881

(1)	Includes amounts from discontinued operations.

(2)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year ended December 31,		Increase	% Increase
	2014	2013	(Decrease)	(Decrease)
Same store (48 properties) (1)
Property revenues
Rental revenues	$43,585	$43,006	$579	1%
Other revenues	12,574	12,025	549	5%
Total property revenues	56,159	55,031	1,128	2%

Property expenses
Property operation and maintenance	12,793	13,394	(601)	(4)%
Real estate taxes	7,703	7,725	(22)	—%
Total property expenses	20,496	21,119	(623)	(3)%

Total same store net operating income	35,663	33,912	1,751	5%

New store (15 properties)(2)
Property revenues
Rental revenues	12,708	4,291	8,417	196%
Other revenues	3,515	1,170	2,345	200%
Total property revenues	16,223	5,461	10,762	197%

Property expenses
Property operation and maintenance	2,612	685	1,927	281%
Real estate taxes	2,044	874	1,170	134%
Total property expenses	4,656	1,559	3,097	199%

Total new store net operating income	11,567	3,902	7,665	196%

Total property net operating income	47,230	37,814	9,416	25%

Less total other expenses, provision for income taxes and loss on disposal of assets	41,881	34,193	7,688	22%

Income from continuing operations	5,349	3,621	1,728	48%
Income from discontinued operations, net of taxes	2,397	298	2,099	704%

Net income	$7,746	$3,919	$3,827	98%

(1)
We define “Same Stores” as properties owned during the entire period being compared. For purposes of comparing the year ended December 31, 2014 to the year ended December 31, 2013, Same Stores include properties owned from January 1, 2013 to December 31, 2014.

(2)
We define “New Stores” as properties acquired since the beginning of the period being compared. For purposes of comparing the year ended December 31, 2014 to the year ended December 31, 2013, New Stores include properties acquired between January 1, 2013 and December 31, 2014.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Other Financial Information:

Tenant improvements (1)	$669	$539	$2,707	$2,939
Leasing commissions	$365	$211	$1,576	$1,311
Maintenance Capital	$137	$484	$1,199	$1,049
Scheduled debt principal payments	$372	$573	$1,429	$2,579
Straight line rent income	$70	$419	$893	$1,390
Market rent amortization income (loss) from acquired leases	$(14)	$—	$(209)	$63
Non-cash share-based compensation expense	$1,644	$783	$4,736	$2,284
Non-real estate depreciation and amortization	$23	$23	$90	$90
Amortization of loan fees	$263	$223	$899	$1,046
Acquisition costs	$668	$398	$1,341	$1,010
Undepreciated value of unencumbered properties	$425,877	$357,217	$425,877	$357,217
Number of unencumbered properties	43	41	43	41
Full time employees	81	68	81	68

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2014
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.3%	22,836
Operating partnership units outstanding	1.7%	398
Total	100.0%	23,234

Market price of common shares as of
December 31, 2014		$15.11

Total equity capitalization		351,066	47%

Debt Capitalization:
Outstanding debt		$394,093
Less: Cash and cash equivalents		(4,236)
		389,857	53%

Total Market Capitalization as of
December 31, 2014		$740,923	100%

SELECTED RATIOS:
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2014	2014	2014	2014
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$8,384	$7,955	$7,718	$8,881
Interest expense, excluding amortization of loan fees (1)	2,791	2,531	2,246	2,170
Ratio of EBITDA to interest expense	3.0	3.1	3.4	4.1

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt (1)	$394,093	$304,090	$264,123	$264,649
Less: Cash	(4,236)	(6,268)	(5,042)	(3,442)
Outstanding debt after cash	$389,857	$297,822	$259,081	$261,207

Undepreciated real estate assets (1)	$673,655	$585,741	$548,515	$548,221

Ratio of debt to real estate assets	58%	51%	47%	48%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2014	2014	2014	2014
Debt/EBITDA Ratio
Outstanding debt (1)	$394,093	$304,090	$264,123	$264,649
Less: Cash	(4,236)	(6,268)	(5,042)	(3,442)
Outstanding debt after cash	389,857	297,822	259,081	261,207

EBITDA	$8,384	$7,955	$7,718	$8,881
Non-cash share based compensation	1,644	1,485	1,234	373
EBITDA, adjusted	10,028	9,440	8,952	9,254

Impact of partial quarter acquisitions and dispositions	906	346	—	—

Pro forma quarterly EBITDA	10,934	9,786	8,952	9,254

Pro forma annualized EBITDA (2)	43,736	39,144	35,808	37,016

Ratio of EBITDA to debt	8.91	7.61	7.24	7.06

(1)	Includes amounts from discontinued operations.

(2)	Pro forma annualized EBITDA represents pro forma quarterly EBITDA multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2014	December 31, 2013
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,460	$10,500
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due February 17, 2017 (2)	50,000	50,000
$37.0 million 3.76% Note, due December 1, 2020	36,090	37,000
$6.5 million 3.80% Note, due January 1, 2019	6,355	6,500
$19.0 million 4.15% Note, due December 1, 2024	19,000	—
$20.2 million 4.28% Note, due June 6, 2023	20,200	20,200
$14.0 million 4.34% Note, due September 11, 2024	14,000	—
$14.3 million 4.34% Note, due September 11, 2024	14,300	—
$1.0 million 4.75% Note, due December 31, 2014	—	1,087
$16.5 million 4.97% Note, due September 26, 2023	16,450	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00%, due December 29, 2017 (3)	7,888	7,875
$2.6 million 5.46% Note, due October 1, 2023	2,583	—
$11.1 million 5.87% Note, due August 6, 2016	11,607	11,900
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due November 7, 2018	120,100	84,800
$50.0 million, LIBOR plus 1.35% to 1.90% Note, due November 7, 2019	50,000	—
	$394,093	$261,372

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our unsecured credit facility at 0.84%.

(3)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2014
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2015	$1,855	$—	$1,855	0.5%
2016	2,144	11,125	13,269	3.4%
2017	2,375	57,838	60,213	15.3%
2018	2,576	129,660	132,236	33.6%
2019	2,392	55,657	58,049	14.7%
Thereafter	9,237	119,234	128,471	32.5%
Total	$20,579	$373,514	$394,093	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	December 31,	December 31,	September 30,	June 30,	March 31,
Community Centered Properties	2014	2014	2014	2014	2014
Retail	3,290,414	89%	87%	88%	88%
Office/Flex	1,201,672	87%	85%	87%	87%
Office	521,134	77%	78%	76%	75%
Total - Operating Portfolio	5,013,220	87%	86%	86%	86%
Redevelopment, New Acquisitions (1)	472,573	85%	87%	86%	83%
Total	5,485,793	87%	86%	86%	86%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix and Houston	$1,379	2.2%	11/14/1982, 5/8/1991, 7/1/2000 and 7/12/2000	2017, 2020, 2020 and 2021
Bashas' Inc. (3)	Phoenix	884	1.4%	12/9/1993, 10/9/2004 and 4/1/2009	2014, 2024 and 2029
Wells Fargo & Company (4)	Phoenix	636	1.0%	10/24/1996 and 4/16/1999	2016 and 2018
Walgreens & Co. (5)	Phoenix and Houston	530	0.8%	11/14/1982, 11/2/1987 and 11/3/1996	2017, 2027 and 2049
University of Phoenix	San Antonio	510	0.8%	10/18/2010	2018
Sports Authority	San Antonio	495	0.8%	1/1/2004	2015
Petco (6)	Phoenix and Houston	484	0.7%	7/6/1998 and 10/15/2006	2019 and 2026
Paul's Ace Hardware	Phoenix	460	0.7%	3/1/2008	2018
Ross Dress for Less, Inc. (7)	San Antonio, Phoenix and Houston	443	0.7%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Dollar Tree (8)	Phoenix and Houston	429	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 5/21/2013	2016, 2017, 2020, 2020 and 2023
Rock Solid Images	Houston	363	0.6%	4/1/2004	2015
Sterling Jewelers, Inc.	Phoenix	354	0.5%	11/23/2004	2020
Super Bravo, Inc.	Houston	349	0.5%	6/15/2011	2023
The Final, LLC (9)	Phoenix	336	0.5%	3/21/2011 and 2/27/2014	2015
Midland Financial Co.	Phoenix	329	0.5%	1/1/2006	2018
		$7,981	12.4%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2014 for each applicable tenant multiplied by 12.

(2)
As of December 31, 2014, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.7% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $292,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents 0.5% of our total annualized base rental revenue.

(3)
As of December 31, 2014, we had three leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on December 9, 1993, and expired on December 31, 2014, was $61,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents 1.1% of our total annualized base rental revenue.

(4)
As of December 31, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $522,000, which represents 0.8% of our total annualized base rental revenue.

(5)
As of December 31, 2014, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1987, and is scheduled to expire in 2017, was $82,000, which represents 0.1% of our total annualized base rental revenue.

(6)
As of December 31, 2014,we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $260,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents 0.3% of our total annualized base rental revenue.

(7)
As of December 31, 2014, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was 175,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $158,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

(8)
As of December 31, 2014, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2016, was $108,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2017, was $146,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $72,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $103,000, which represents 0.2% of our total annualized base rental revenue. The lease that commenced on May 21, 2013, and is scheduled to expire in 2023, is currently not paying base rent due to a rent abatement clause in the lease.

(9)
As of December 31, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on March 21, 2011, and is scheduled to expire in 2015, was $156,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 27, 2014, and is scheduled to expire in 2015, was $180,000, which represents 0.3% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
RENEWALS
Number of Leases	37	46	189	162
Total Square Feet (1)	108,981	87,129	471,888	374,454
Average Square Feet	2,945	1,894	2,497	2,311
Total Lease Value	$4,904,000	$2,990,000	$25,732,000	$16,385,000
NEW LEASES
Number of Leases	38	45	183	185
Total Square Feet (1)	74,203	148,914	390,174	460,466
Average Square Feet	1,953	3,309	2,132	2,489
Total Lease Value	$7,105,000	$7,763,000	27,629,000	27,769,000
TOTAL LEASES
Number of Leases	75	91	372	347
Total Square Feet (1)	183,184	236,043	862,062	834,920
Average Square Feet	2,442	2,594	2,317	2,406
Total Lease Value	$12,009,000	$10,753,000	$53,361,000	$44,154,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2014	50	$6,387,252	128,926	2.5	$486,464	$3.77	$14.88	$14.15	$95,275	5.2%	$185,516	10.6%
3rd Quarter 2014	55	9,810,358	178,002	3.5	602,800	3.39	13.74	14.14	(71,154)	(2.8)%	91,492	3.8%
2nd Quarter 2014	66	6,378,848	132,925	3.0	293,446	2.21	15.03	15.09	(8,300)	(0.4)%	139,878	7.5%
1st Quarter 2014	67	5,659,344	108,642	3.3	270,139	2.49	14.31	13.71	64,222	4.4%	169,843	12.0%
Total - 12 months	238	$28,235,802	548,495	3.1	$1,652,849	$3.01	$14.43	$14.29	$80,043	1.0%	$586,729	7.9%

Comparable New Leases:
4th Quarter 2014	13	$1,483,191	19,945	3.7	$235,715	$11.82	$17.81	$17.74	$1,276	0.4%	$14,333	4.2%
3rd Quarter 2014	13	1,195,188	29,704	3.2	122,946	4.14	12.12	12.41	(8,631)	(2.3)%	25,443	7.4%
2nd Quarter 2014	17	1,396,045	20,928	3.6	177,422	8.48	17.99	17.36	13,378	3.6%	75,688	26.3%
1st Quarter 2014	18	1,865,865	35,063	4.5	177,176	5.05	12.08	11.42	23,296	5.8%	65,137	18.0%
Total - 12 months	61	$5,940,289	105,640	3.8	$713,259	$6.75	$14.34	$14.07	$29,319	1.9%	$180,601	13.5%

Comparable Renewal Leases:
4th Quarter 2014	37	$4,904,061	108,981	2.2	$250,749	$2.30	$14.35	$13.49	$93,999	6.4%	$171,183	12.1%
3rd Quarter 2014	42	8,615,170	148,298	3.6	479,854	3.24	14.07	14.49	$(62,523)	(2.9)%	66,049	3.2%
2nd Quarter 2014	49	4,982,803	111,997	2.8	116,024	1.04	14.47	$14.67	(21,678)	(1.4)%	64,190	4.1%
1st Quarter 2014	49	3,793,479	73,579	2.7	92,963	1.26	15.37	14.81	40,926	3.8%	104,706	9.9%
Total - 12 months	177	$22,295,513	442,855	2.9	$939,590	$2.12	$14.46	$14.34	$50,724	0.8%	$406,128	6.7%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
4th Quarter 2014	25	$5,621,126	60,726	5.2	$1,000,887	$16.48	$15.48
3rd Quarter 2014	27	5,208,713	75,500	4.9	1,105,419	14.64	16.71
2nd Quarter 2014	36	8,457,970	95,059	4.9	1,137,401	11.97	14.47
1st Quarter 2014	46	5,837,450	126,678	3.1	723,376	5.71	12.43
Total - 12 months	134	$25,125,259	357,963	4.3	$3,967,083	$11.08	$14.39

Non-Comparable New Leases:
4th Quarter 2014	25	$5,621,126	60,726	5.2	$1,000,887	$16.48	$15.48
3rd Quarter 2014	24	3,823,482	67,871	4.6	971,445	14.31	16.07
2nd Quarter 2014	33	7,279,225	82,269	4.9	1,112,628	13.52	14.17
1st Quarter 2014	40	4,964,491	105,196	3.1	652,989	6.21	12.44
Total - 12 months	122	$21,688,324	316,062	4.3	$3,737,949	$11.83	$14.25

Non-Comparable Renewal Leases:
4th Quarter 2014	—	$—	—	—	$—	$—	$—
3rd Quarter 2014	3	1,385,231	7,629	7.5	133,974	17.56	22.41
2nd Quarter 2014	3	1,178,745	12,790	5.2	24,773	1.94	16.40
1st Quarter 2014	6	872,959	21,482	3.0	70,387	3.28	12.42
Total - 12 months	12	$3,436,935	41,901	4.5	$229,134	$5.47	$15.45

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2014	75	$12,008,378	189,652	3.3	$1,487,351	$7.84	$15.07
3rd Quarter 2014	82	15,019,071	253,502	4.0	1,708,219	6.74	14.63
2nd Quarter 2014	102	14,836,818	227,984	3.8	1,430,847	6.28	14.80
1st Quarter 2014	113	11,496,794	235,320	3.2	993,515	4.22	13.30
Total - 12 months	372	$53,361,061	906,458	3.6	$5,619,932	$6.20	$14.42

New
4th Quarter 2014	38	$7,104,317	80,671	4.8	$1,236,602	$15.33	$16.05
3rd Quarter 2014	37	5,018,670	97,575	4.2	1,094,391	11.22	14.87
2nd Quarter 2014	50	8,675,270	103,197	4.6	1,290,050	12.50	14.95
1st Quarter 2014	58	6,830,356	140,259	3.4	830,165	5.92	12.35
Total - 12 months	183	$27,628,613	421,702	4.2	$4,451,208	$10.56	$14.28

Renewal
4th Quarter 2014	37	$4,904,061	108,981	2.2	$250,749	$2.30	$14.35
3rd Quarter 2014	45	10,000,401	155,927	3.8	613,828	3.94	14.48
2nd Quarter 2014	52	6,161,548	124,787	3.1	140,797	1.13	14.67
1st Quarter 2014	55	4,666,438	95,061	2.8	163,350	1.72	14.70
Total - 12 months	189	$25,732,448	484,756	3.1	$1,168,724	$2.41	$14.54

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2014
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2015	411	1,023,391	18.7%	$12,927	20.0%	$12.63
2016	255	731,254	13.3%	9,866	15.3%	13.49
2017	214	661,181	12.1%	9,643	14.9%	14.58
2018	151	662,799	12.1%	9,566	14.8%	14.43
2019	153	463,786	8.5%	7,858	12.2%	16.94
2020	55	394,512	7.2%	4,432	6.9%	11.23
2021	28	176,917	3.2%	2,354	3.6%	13.31
2022	28	198,002	3.6%	2,299	3.6%	11.61
2023	14	131,707	2.4%	1,320	2.0%	10.02
2024	22	171,587	3.1%	2,021	3.1%	11.78
Total	1,331	4,615,136	84.2%	$62,286	96.4%	$13.50

(1)	Lease expirations table reflects rents in place as of December 31, 2014, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2014 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2015 Financial Guidance As of February 26, 2015

2015 Guidance
FFO Core per common share and OP unit - diluted	$1.25 - $1.30
FFO per common share and OP unit - diluted	$0.99 - $1.04
Same Store Property NOI	3% - 5%
Total Operating Portfolio Occupancy at Year End 2015	88% - 90%

Note: Each of the last three years we have completed over $100 million in acquisitions. We expect our acquisition volume to exceed $100 million in 2015. Due to the difficulty of predicting timing on acquisitions we are not including the impact from 2015 acquisitions in our initial 2015 FFO Core per Share Guidance. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

Whitestone REIT and Subsidiaries Property Details As of December 31, 2014

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2014	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	98%	$912	$12.81	$12.60
Anthem Marketplace	Phoenix	2000	113,293	95%	1,641	15.25	15.25
Bellnott Square	Houston	1982	73,930	37%	311	11.37	11.00
Bissonnet Beltway	Houston	1978	29,205	95%	414	14.92	14.67
Centre South	Houston	1974	39,134	89%	354	10.16	10.39
The Citadel	Phoenix	1985	28,547	93%	271	10.21	10.66
Desert Canyon	Phoenix	2000	62,533	84%	679	12.93	13.02
Fountain Square	Phoenix	1986	118,209	75%	1,531	17.27	17.19
Gilbert Tuscany Village	Phoenix	2009	49,415	82%	594	14.66	16.93
Heritage Trace Plaza	Dallas	2006	70,431	100%	1,510	21.44	21.44
Holly Knight	Houston	1984	20,015	100%	393	19.64	19.09
Headquarters Village	Dallas	2009	89,134	84%	2,093	27.95	28.10
Kempwood Plaza	Houston	1974	101,008	93%	939	10.00	9.97
Lion Square	Houston	2014	117,592	77%	1,002	11.07	11.30
The Marketplace at Central	Phoenix	2000	111,130	89%	693	7.01	7.71
Market Street at DC Ranch	Phoenix	2003	242,459	91%	3,770	17.09	18.55
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	96%	1,552	13.62	13.62
Paradise Plaza	Phoenix	1983	125,898	89%	1,187	10.59	14.24
Pinnacle of Scottsdale	Phoenix	1991	113,108	94%	1,835	17.26	16.34
Providence	Houston	1980	90,327	87%	788	10.03	9.47
Shaver	Houston	1978	21,926	93%	226	11.08	13.44
Shops at Pecos Ranch	Phoenix	2009	78,767	97%	1,651	21.61	21.61
Shops at Starwood	Dallas	2006	55,385	97%	1,491	27.75	27.57
South Richey	Houston	1980	69,928	100%	673	9.62	9.37
Spoerlein Commons	Chicago	1987	41,455	83%	792	23.02	22.84
The Strand at Huebner Oaks	San Antonio	2000	73,920	90%	1,400	21.04	21.04
SugarPark Plaza	Houston	1974	95,032	99%	1,141	12.13	12.00
Sunridge	Houston	1979	49,359	82%	416	10.28	9.59
Sunset at Pinnacle Peak	Phoenix	2000	41,530	79%	537	16.37	16.37
Terravita Marketplace	Phoenix	1997	102,733	96%	1,369	13.88	13.63
Torrey Square	Houston	1983	105,766	83%	737	8.40	8.46
Town Park	Houston	1978	43,526	100%	844	19.39	19.25
Village Square at Dana Park	Phoenix	2009	323,026	82%	5,203	19.64	18.42
Webster Pointe	Houston	1984	26,060	100%	300	11.51	10.90
Westchase	Houston	1978	49,573	83%	520	12.64	12.52
Williams Trace Plaza	Houston	1983	129,222	95%	1,579	12.86	12.86
Windsor Park	San Antonio	1992	196,458	97%	2,039	10.70	10.26
Total/Weighted Average			3,290,414	89%	43,387	14.82	14.91

Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	63%	$1,156	$14.58	$14.01
Pima Norte	Phoenix	2007	35,110	51%	247	13.79	15.53
Uptown Tower	Dallas	1982	253,981	79%	3,433	17.11	17.68
Woodlake Plaza	Houston	1974	106,169	94%	1,523	15.26	15.80
Total/Weighted Average			521,134	77%	6,359	15.85	16.23

Whitestone REIT and Subsidiaries Property Details As of December 31, 2014 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2014	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Office/Flex Communities:
Brookhill	Houston	1979	74,757	88%	$253	$3.85	$3.77
Corporate Park Northwest	Houston	1981	185,627	84%	1,754	11.25	11.58
Corporate Park West	Houston	1999	175,665	95%	1,604	9.61	9.73
Corporate Park Woodland	Houston	2000	99,937	97%	994	10.25	9.94
Dairy Ashford	Houston	1981	42,902	99%	269	6.33	6.03
Holly Hall Industrial Park	Houston	1980	90,000	100%	782	8.69	8.26
Interstate 10 Warehouse	Houston	1980	151,000	94%	596	4.20	4.05
Main Park	Houston	1982	113,410	79%	679	7.58	7.27
Plaza Park	Houston	1982	105,530	68%	659	9.18	10.31
Westbelt Plaza	Houston	1978	65,619	63%	371	8.97	8.20
Westgate Service Center	Houston	1984	97,225	87%	526	6.22	6.09
Total/Weighted Average			1,201,672	87%	8,487	8.12	8.09

Total/Weighted Average - Operating Portfolio			5,013,220	87%	58,233	13.35	13.44

Corporate Park Woodland II	Houston	1972	16,220	87%	$204	$14.46	$14.53
Fountain Hills Plaza	Phoenix	2009	111,289	89%	1,697	17.13	17.47
Fulton Ranch Towne Center	Phoenix	2005	113,281	86%	1,695	17.40	19.86
The Promenade at Fulton Ranch	Phoenix	2007	98,792	76%	1,361	18.13	18.77
The Shops at Williams Trace	Houston	1985	132,991	87%	1,477	12.77	12.77
Total/Weighted Average - Development Portfolio (4)			472,573	85%	6,434	16.02	16.82

Anthem Marketplace	Phoenix	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			5,485,793	87%	$64,667	$13.55	$13.70

(1)
Calculated as the tenant's actual December 31, 2014 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2014. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2014 equaled approximately $175,000 for the month ended December 31, 2014.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of December 31, 2014. Excludes vacant space as of December 31, 2014.

(3)
Represents (i) the contractual base rent for leases in place as of December 31, 2014, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2014.

(4)	Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of December 31, 2014, these parcels of land were held for development and, therefore, had no gross leasable area.

HOUSTON William Trace Plaza • The Shops at William Trace • Webster Pointe • Centre South • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Brookhill Plaza • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • **PHOENIX** Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • **DALLAS** Heritage Trace Plaza • Interchange Building • Uptown Tower • Shops at Starwood • Headquarters Village • **CHICAGO** Spoerlein Commons • **SAN ANTONIO** The Strand at Huebner Oaks • Windsor Park Centre

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2600 South Gessner Road, Suite 500, Houston, Texas 77063 | Phone 713.827.9595 | Fax 713.465.8847 | www.whitestonereit.com

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